                                                                    EXHIBIT 99.3


                          ACTIVE CONTROL EXPERTS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
             Option Certificate Number 1993 Plan - [CERTIFICATENO]

SPECIFIC TERMS OF THE OPTION

         Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Active Control eXperts, Inc. 1993 Stock Option Plan (the "PLAN"), Active Control eXperts, Inc., a Delaware corporation (the "COMPANY"), hereby grants the following option (the "OPTION") to purchase Common Stock, par value $.001 per share (the "STOCK"), of the Company:

1.       Name of Person to Whom the Option is granted (the "OPTIONEE"):[NAME].


2.       Date of Grant of Option:                  .
                                  -----------------

3.       An Option for             shares of Common Stock.
                       -----------

4.       Option Exercise Price (per share):  $          .
                                             -----------

5. Term of Option: Subject to Section 9 below, this Option expires at 5:00 p.m. Eastern Time on
                              ------------.

6. Vesting Schedule: Provided that on the dates set forth below the Optionee is still actively involved in the Company (as determined by the Board of Directors) the Option will become exercisable as follows and as provided in
Section 9 below:


                                                   The Option will                        Cumulative
                    On This                    Become Exercisable as to                   Exercisable
                     Date                      Number            Percent           Number            Percent
                     ----                      ------            -------           ------            -------






ACTIVE CONTROL EXPERTS, INC.

By:                                             X
   -------------------------------               -------------------------------
Title:                                           (Signature of Optionee)*
      ----------------------------
                                                Date:
                                                     ---------------------------

Optionee's Address:                 c/o [COMPANY]
                                    215 First Street
                                    Cambridge, MA 02142
                                    [ADDRESS1]
                                    [ADDRESS2]


         * This signature page also serves as a counterpart signature page to the Stockholder Agreement (as defined in the attached Other Terms of the Option)

OTHER TERMS OF THE OPTION

         WHEREAS, the Board of Directors (the "BOARD") has authorized the grant of stock options upon certain terms and conditions set forth below;

         WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is available from the Company and is hereby incorporated herein; and

         WHEREAS, the Board has agreed that, by entering into this Agreement, the Optionee shall become a party to that certain Stockholder Agreement dated as of November 18, 1992, as amended (the "STOCKHOLDER AGREEMENT"), a copy of which is attached hereto as EXHIBIT A;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as set forth above, and as follows:

         7. GRANT. Pursuant and subject to the Plan, the Company does hereby grant to the Optionee a stock option (the "OPTION") to purchase from the Company the number of shares of its Common Stock set forth in Section 3 upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is a non-qualified stock option and is NOT intended to qualify for federal income tax treatment as an "incentive stock option" pursuant to Section 422A of the Internal Revenue Code of 1986, as amended.

         8. OPTION PRICE. This Option may be exercised at the option price per share of Stock set forth in Section 4 hereof, subject to adjustment as provided herein and in the Plan.

         9. TERM AND EXERCISABILITY OF OPTION. This Option shall expire on the date determined pursuant to Section 5 hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Section 6 hereof. In addition, in the event that before this Option has been exercised in full, the Optionee is no longer actively involved in the Company (as determined by the Board of Directors) for any reason other than death or a termination of involvement with the Company for dishonesty or other "cause" as provided in Section 16 of the Plan, the Optionee may exercise this Option to the extent that he or she might have exercised it on the date of termination of his or her involvement with the Company, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) three months after the date of termination of the Optionee's involvement with the Company. In the event of the death of the Optionee before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option to the extent that the Optionee might have exercised it on the date of his or her death, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) the first anniversary of the date of the Optionee's death.

         10. METHOD OF EXERCISE. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as EXHIBIT B, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment in full of the option price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 10 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; PROVIDED, HOWEVER, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the option price may be made in cash or cash equivalents or in accordance with the terms and conditions of Section 10 of the Plan. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all the shares specified in such notice upon tender of delivery thereof, his or her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

         11. NON-ASSIGNABILITY OF OPTION RIGHTS. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him or her.

         12. COMPLIANCE WITH SECURITIES ACT. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he or she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

         13. LEGENDS. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 12 hereof and, if applicable to this Option, in Section 19 of the Plan.

         14. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         15. WITHHOLDING TAXES. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "WITHHOLDING AMOUNT") by (a) authorizing the Company to withhold the Withholding Amount from his or her cash compensation, or (b) remitting the Withholding Amount to the Company in cash; PROVIDED that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company in its discretion may refuse to issue such Stock or may withhold from the Stock delivered upon exercise of this Option that number of shares having a fair market value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

         16. TERMINATION OR AMENDMENT OF PLAN. The Board of Directors may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan at any time, but no such termination or amendment will affect rights and obligations under this Option.

         17. EFFECT UPON EMPLOYMENT. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company to employ the Optionee or to continue its involvement with the Optionee.

         18. TIME FOR ACCEPTANCE. Unless the Optionee shall evidence his acceptance of this Option by execution of this Agreement within seven (7) days after its delivery to him or her, the Option and this Agreement shall be null and void.

         19.      GENERAL PROVISIONS.

                  (a) AMENDMENT; WAIVERS. This Agreement, including the Plan, and the Stockholder Agreement contain the full and complete understanding and agreement of the parties hereto as to the subject matter hereof. In the event of any conflict between this Agreement, including the Plan, and the Stockholder Agreement, this Agreement, including the Plan, shall control. This Agreement may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties hereto. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

                  (b) BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

                  (c) CONSTRUCTION. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provision. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

                  (d) NOTICES. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

                  To the Optionee: To his or her address as listed on the books of the Company.

                  To the Company:             Active Control eXperts, Inc.
                                              215 First Street
                                              Cambridge, MA  02142-1227

                                              Copy to:
                                              Testa, Hurwitz & Thibeault, LLP
                                              High Street Tower
                                              125 High Street
                                              Boston, MA 02110
                                              Attn:  William B. Asher, Jr., Esq.

                  (e) STOCKHOLDER AGREEMENT. The signature page to this Agreement also serves as a counterpart signature page of the Optionee to the Stockholder Agreement. By executing and delivering this Agreement to the Company, the Optionee agrees to be bound by the terms of the Stockholder Agreement and the Optionee acknowledges that he or she has become a party to the Stockholder Agreement pursuant to Section 4.8 thereof.